Exhibit 10.1

AMENDMENT NO. 8 TO CREDIT AGREEMENT

This AMENDMENT NO. 8 TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of August 29, 2018 between FLEXSHOPPER 2, LLC (the “Company”) and WE 2014-1, LLC (the “Administrative Agent” and “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto (the “Lenders”) are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement desire to amend the Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized definitional terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Backup Servicer” is amended by adding the parenthetical “(or such later date as consented to by the Administrative Agent in its sole discretion)” immediately following each reference to “August 14, 2018” set forth therein.

(b) The definition of “Equity Raise” is amended by deleting the reference to “$20,000,000” set forth therein and substituting “$15,000,000” therefor.

(c) The definition of “Fee Letter” is restated in its entirety to read as follows:

“Fee Letter” means the fourth amended and restated letter agreement dated as of August 29, 2018 between Company, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

(d) The definition of “Scheduled Commitment Termination Date” is restated in its entirety to read as follows:

“Scheduled Commitment Termination Date” means (a) if the Equity Raise has occurred on or prior to September 30, 2018, June 30, 2019 or such later date to be determined by the Administrative Agent in its sole discretion, but not later than February 28, 2021, with notice to the Company by April 1, 2019, or (b) if the Equity Raise has not been consummated on or prior to September 30, 2018, a date determined by the Administrative Agent in its sole discretion (by notice to the Company), but not earlier than September 30, 2018 or later than June 30, 2019.

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(a) Section 1.1 is amended to add a new definition of “Commitment Fee” in proper alphabetical order:

“Commitment Fee” has the meaning set forth in the Fee Letter.

(e) Section 1.1 is amended to add a new definition of “Reserve Amount” in proper alphabetical order:

“Reserve Amount” means, upon consummation of a successful raising by Parent or its Affiliates of equity funding on or prior to September 30, 2018, for any Interest Payment Date, an amount equal to $1,000,000, it being agreed that all amounts in the Collection Account representing the Reserve Amount shall be counted towards the minimum amount required by clause (b) of Schedule 1.

(f) Section 5.1(q) is amended to add the words “(or such later date as consented to by the Administrative Agent in its sole discretion)” after the words “August 14, 2018”.

(b) Section 2.7(a) is amended to add the words “and Commitment Fee” after the words “Non-Use Fee”.

(g) Section 2.8 is amended to add the following new Sections 2.8(c) and 2.8(d) at the end thereof:

(c) On any Business Day, following notice to the Company, at the direction of the Administrative Agent, the Paying Agent shall withdraw all or any portion of the Reserve Amount from the Collection Account and apply such amounts to pay any amounts not paid by the Company when due under this Agreement or any other the Credit Document to the Administrative Agent or any Lender or, in the discretion of the Administrative Agent, to pay any other commercially reasonable costs or expenses of the Company, including, without limitation, any costs, fees, reimbursable expenses or indemnities owing to the Backup Servicer under the Credit Documents. The Reserve Amount shall only be released from the Collection Account upon the Administrative Agent’s prior written consent and prior notice to the Company and, notwithstanding anything to the contrary in this Agreement, Collections comprising the “Reserve Amount” may only be applied as described in this Section 2.8(c). For the avoidance of doubt, any funds comprising the Reserve Amount shall not constitute “Collections” for purposes of (i) increasing the Borrowing Base or (ii) unless consented to by the Administrative Agent in writing, making any payments, deposits or other distributions under Section 2.11, Section 2.12 or otherwise.

(d) On the closing date of any successful equity raise consummated on or prior to September 30, 2018, Company shall make a mandatory prepayment of the Loan in an amount necessary to reduce the outstanding principal balance of the Loans so that the Total Utilization of the Commitments is less than or equal to at least 95% of the Borrowing Base. Company shall, or shall cause Parent or its related Affiliate to, instruct the underwriters for such equity raise to wire proceeds of such equity raise in an amount equal to such mandatory prepayment directly to the Administrative Agent.

(c) Section 2.11(b)(vi) is amended to add the words “and Commitment Fees” after the words “including Non-Use Fees”.

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(h) Section 2.12(a)(vii) is amended to read as follows:

(vii) seventh, first, to be retained in the Collection Account, any additional amounts required to cause the amount of cash on deposit in the Collection Account to equal the Reserve Amount, and, second, any remainder (other than the Reserve Amount) to Company.

(i) Section 5.1(r) is amended to by adding the words “or such later date as consented to by the Administrative Agent in its sole discretion” at the end of the parenthetical set forth in clause B) thereof

(j) Section 5.1 is amended to add the following new Section 5.1(s) at the end thereof:

(r) Notice of Payment of Subordinated Debt: Company shall provide the Administrative Agent with at least ten (10) Business Days prior written notice of the Seller’s intention to repay any outstanding principal balance owing under any Permitted Seller Subordinated Indebtedness.

Article V is amended to add the following new Section 5.19 at the end thereof:

5.19 Additional Information. Company shall, or shall cause the Parent or its related Affiliate to, promptly deliver to the Administrative Agent and each Lender, as requested by the Administrative Agent, updates regarding the progress and status of any equity raise by Parent or its related Affiliate.

(k) Section 6.12(b) is amended to add the words “or such later date as consented to by the Administrative Agent in its sole discretion) at the end of the parenthetical set forth therein.

(l) Section 6.21 is amended to add the words “and updates to such model as the Administrative Agent shall request from time to time” at the end thereof.

SECTION 3. Effectiveness. This Agreement shall become effective as of the date first written above upon (a) delivery to the Administrative Agent of (i) counterparts of this Agreement duly executed by each of the parties hereto, (ii) a fully executed copy of that certain Fee Letter dated as of the date hereof, and (iii) final draft forms of the Seller’s amended and restated subordinated promissory notes a reasonable period of time prior to the execution thereof and fully executed copies of such notes and (b) payment of the legal fees of counsel to the Administrative Agent accrued on or prior to the date of this Agreement in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

SECTION 4. Binding Effect; Ratification.

(a) The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, unless otherwise expressly stated.

(b) Except as expressly amended hereby, the Credit Agreement and the Servicing Agreement shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

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(c) The Company represents and warrants to each Lender that each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

(d) Notwithstanding anything to the contrary herein or in the Credit Document, by signing this Agreement, neither the Lender nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

(e) The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

SECTION 5. Miscellaneous.

(a) THIS Agreement SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

(b) The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

(c) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d) Executed counterparts of this Agreement may be delivered electronically.

SECTION 6. Payment of AUP Invoices. Company shall pay, by September 30, 2018, all amounts owing to that certain agreed upon procedures provider under the Credit Agreement accrued on or prior to the date of this Agreement in connection with certain consulting services.

SECTION 7. Permitted Seller Subordinated Indebtedness. Administrative Agent and each of the Lenders hereby consents to the amendment and restatement of the subordinated promissory notes evidencing Permitted Seller Subordinated Indebtedness previously approved by Administrative Agent and the Lenders, provided such amended and restated subordinated promissory notes shall be in the form circulated to Administrative Agent on the date hereof.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:
WE 2014-1, LLC

By:	/s/ Thomas Buttaravoli
Name:	Thomas Buttaravoli
Title:	Authorized Person

COMPANY:

FlexShopper 2, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	CEO & President

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